As filed with the Securities and Exchange Commission on April 9, 1999
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                    ----------------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                    ----------------------------------------

                              Repligen Corporation
             (Exact name of Registrant as specified in its charter)

                          -----------------------------

            Delaware                            2836                                     04-2729386
  (State or other jurisdiction       (Primary Standard Industrial                     (I.R.S. Employer
of incorporation or organization)     Classification Code Number)                  Identification Number)


                                117 Fourth Avenue
                                Needham, MA 02494
                                 (781) 449-9560
                                    (Address,
                        including zip code, and telephone
                         number, including area code, of
                        Registrant's principal executive
                                    offices)

                    ----------------------------------------

                                Walter C. Herlihy
                      President and Chief Executive Officer
                              Repligen Corporation
                                117 Fourth Avenue
                                Needham, MA 02494
                                 (781) 449-9560
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                    ----------------------------------------

  Copies of all communications, including all communications sent to the agent for service, should be sent to:

                          LAWRENCE S. WITTENBERG, ESQ.
                         Testa, Hurwitz & Thibeault, LLP
                                High Street Tower
                                 125 High Street
                           Boston, Massachusetts 02110
                                 (617) 248-7000

    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following. [ ]


                                                       -------------------------------
                                                       CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                  Proposed Maximum       Proposed Maximum
          Title of Each Class of              Amount to be       Offering Price Per      Aggregate Offering        Amount of
       Securities to be Registered            Registered             Share (1)                Price (1)         Registration Fee (2)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share         262,500              $3.21875                   $844,922               $235.00
====================================================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

(2) Pursuant to Rule 457(c) under the Securities Act of 1933, the registration fee has been calculated based upon the average of the high and low prices per share of the common stock of Repligen Corporation on the Nasdaq National Market on April 5, 1999.

     -------------------
     Repligen hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until Repligen shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.
================================================================================

                   SUBJECT TO COMPLETION, DATED April 9, 1999


                              REPLIGEN CORPORATION


                                 262,500 Shares

                                  Common Stock

     This Prospectus relates to the sale of up to 262,500 shares of common stock of Repligen by a stockholder of Repligen described in this Prospectus (the "Selling Stockholder"). The Selling Stockholder may sell the shares of common stock of Repligen at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholder may effect these transactions by selling the shares of common stock of Repligen to or through broker-dealers, who may receive compensation in the form of discounts or commissions from the Selling Stockholder or from the purchasers of the shares of common stock of Repligen for whom the broker-dealers may act as an agent or to whom they may sell as principal, or both.

     Repligen will not receive any of the proceeds from the resale of the shares of common stock being sold hereunder by such Selling Stockholder. Repligen has agreed to bear all of the expenses in connection with the registration and resale of the shares of common stock of Repligen being sold hereunder (other than brokerage commissions and similar charges, the legal fees and expenses of counsel to the Selling Stockholder and any stock transfer taxes or expenses incurred with such sales).

     Repligen's common stock is traded on the Nasdaq National Market under the symbol "RGEN." The last reported sales price of the common stock on the Nasdaq National Market on April 5, 1999 was $3.1875 per share. Repligen's executive offices are located at 117 Fourth Avenue, Needham, Massachusetts 02494, and Repligen's telephone number is (781) 449-9560.


                           ---------------------------
                  Investing in the Common Stock involves risks.
                     See "Risk Factors" beginning on page 2.
                           ---------------------------



     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is April __, 1999.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The Selling Stockholder is offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock. In this prospectus, references to the "Company," "Repligen," "we," "us" and "our" refer to Repligen Corporation and its subsidiaries.

                            ------------------------

                                TABLE OF CONTENTS
                                                                        Page
                                                                        ----
Risk Factors..........................................................   2
The Company...........................................................   4
Use of Proceeds.......................................................   5
Selling Stockholder...................................................   6
Plan of Distribution..................................................   7
Legal Matters.........................................................   8
Experts...............................................................   8
Where You Can Find More Information...................................   8

                            ------------------------

                                  RISK FACTORS

      You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties that we are unaware of or that we currently deem immaterial also may become important factors that affect our company.

     If any of the following risks occur, our business, financial condition or results of operations could be materially harmed. In that case the trading price of our common stock could decline, and you may lose all or part of your investment.

     This prospectus also contains forward looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus.

We need to obtain future capital

     We need additional long-term financing to develop our drug discovery programs and our bioprocessing products business. We also need additional long-term financing to support future operations and capital expenditures. We may raise this additional capital by selling debt or equity securities, by entering into strategic relationships or through other arrangements. We may be unable to raise any additional amounts on reasonable terms when they are needed.

Our operating results may fluctuate significantly

     Our quarterly and annual operating revenues and expenses may fluctuate due to a number of factors including:

          o the timing and size of increased research and development expenses;
          o the timing and size of increased sales and marketing expenses;
          o the timing and size of product orders;
          o the introduction of new products; or
          o the capital resources of our customers.

     Our current and planned expense levels are related to our future revenue expectations. Our revenue and profits may vary significantly from period to period and may not be predictive of future results. As a result, there can be no assurance that we will achieve or maintain profitability or that our revenue growth can be sustained in the future.

We must compete for skilled personnel

     Our success depends largely upon the continued service of our management and scientific staff and our ability to attract, retain and motivate highly skilled scientific, management and marketing personnel. We face significant competition for such personnel from other companies, research and academic institutions, government and other organizations.

We face intense competition

     The market for drug discovery and bioprocessing products is intensely competitive, rapidly evolving and subject to rapid technological change. Many of our competitors have substantially greater financial, manufacturing, marketing, research and development resources than we have. New developments by these competitors may make our products and technologies obsolete or non-competitive.

Our success depends on our ability to protect our intellectual property rights

     Proprietary rights relating to our products will be protected from unauthorized use by third parties only to the extent that they are covered by valid and enforceable patents or are maintained as trade secrets, and to the extent that we diligently enforce our rights against infringement of our patent rights and against misappropriation of our trade secrets and proprietary information. The biotechnology and pharmaceutical industries place considerable importance on obtaining patent and trade secret protection for new technologies, products and processes, and our success will depend, in part, on our ability to:

       o obtain patent protection for our products and manufacturing processes;
       o preserve our trade secrets; and
       o operate without infringing the proprietary rights of third parties.

     Some of the technology that may be used in our products may not be covered by any patent or patent application. In instances where our products are not covered by valid and enforceable patents, there can be no assurance that third parties will not be able to market similar or related products, nor can there be any assurance that patent or other proprietary rights held by us with respect to these products will afford commercially significant protection. In addition, there can be no assurance that confidentiality arrangements to which we are a party will be effective in protecting our confidential information or trade secrets.

     There can be no assurance that any patent applications relating to our products will be filed in the future or that any currently pending applications will issue on a timely basis, if ever. Since patent applications in the United States are maintained in secrecy until patents issue and since publication of discoveries in the scientific or patent literature often lag behind actual discoveries, we cannot be certain that we were the first to make the inventions covered by each of our pending patent applications or that we were the first to file patent applications for such inventions. Even if patents are issued, the degree of protection afforded by such patents will depend upon the:

      o scope;
      o validity and enforceability of the claims obtained in such patents; and
      o our willingness and financial ability to enforce and/or defend them.

     The patent position of biotechnology and pharmaceutical firms is often highly uncertain and usually involves complex legal and factual questions. Moreover, no consistent policy has emerged in the United States and in many other countries regarding the breadth of claims allowed in biotechnology patents. We could incur substantial costs in defending suits brought against us by others or in suits in which we may assert our patents against others. If the outcome of any such litigation is adverse to us, our business, financial condition and results of operations could be adversely affected. If our competitors prepare and file patent applications in the United States that claim technology also claimed by us, we may be required to participate in interference proceedings declared by the U.S. Patent and Trademark Office to determine priority of invention, which would result in substantial cost to us. Patents which may be granted to us in certain foreign countries may be subject to opposition proceedings brought by third parties. We may incur substantial costs defending such proceedings. There can be no assurance that we would prevail in any such proceedings or that such proceedings would not result in a material adverse effect on our business, financial condition or results of operations. In addition, patents blocking our manufacture, use or sale of our products could be issued to third parties in the United States or foreign countries. The issuance of blocking patents or an adverse outcome in an interference or opposition proceeding, could subject us to significant liabilities to third parties and require us to license disputed rights from third parties or cease using the technology. There can be no assurance that such license would be available on commercially acceptable terms, if at all.

We face risks related to the Year 2000

     Many existing computer systems and software products do not properly recognize dates after December 31, 1999. This "Year 2000" problem could result in miscalculations, data corruption, system failures or disruptions of operations. We are subject to potential Year 2000 problems affecting our computers' systems, our internal systems and the systems of our vendors, any of which could have a material adverse affect on our business operating results and financial conditions.

     Changing purchasing patterns of customers impacted by Year 2000 issues my result in reduced resources available for operations. In addition, there can be no assurance that Year 2000 errors or defects will not be discovered in our internal software systems and, if such errors or defects are discovered, there can be no assurance that the costs of making such systems Year 2000 compliant will not be material.

     Year 2000 errors or defects in the internal systems maintained by our vendors could require us to incur significant unanticipated expenses to remedy any problems or replace affected vendors.

                                   THE COMPANY

     Repligen, which was incorporated in 1981, develops new drugs for neurological disease, organ transplantation cancer. In March 1999, pursuant to a Patent Purchase Agreement dated as of March 9, 1999 by and among Repligen, the Selling Stockholder and Victoria A. Beck (the "Patent Purchase Agreement"), the Company acquired exclusive rights to certain patent applications for the use of secretin in the treatment of autism, a chronic developmental disorder that affects communication skills, behavior, sleep and the ability to learn. A porcine form of secretin is approved for use in assessing digestive functions. Recent anecdotal reports indicate that secretin may have activity in autism and more than 1,000 autistic children have been treated "off label" with secretin. The Company intends to manufacture a human, synthetic form of secretin and evaluate it in controlled clinical trials in autism. There are currently no drugs approved by the FDA for autism.

     Repligen is also developing CTLA4-Ig which has been shown to selectively block unwanted immune responses in animal models of organ transplantation and autoimmune diseases. Initial clinical testing of CTLA4-Ig has been carried out in patients receiving a bone marrow transplant ("BMT"), which is a potential cure for several diseases of the immune system, including leukemia, myeloma, lymphoma and sickle cell anemia. Despite the clinical success of BMTs, a significant number of patients experience a severe and potentially life-threatening complication - Graft versus Host Disease ("GVHD") in which the newly transplanted immune system attacks the host. In December 1998, investigators from the Dana-Farber Cancer Institute in Boston reported that ex vivo treatment of bone marrow from a genetically "mismatched" family member with CTLA4-Ig substantially reduced GVHD in twelve transplant patients. The Company intends to further evaluate CTLA4-Ig in "matched" and "unmatched" bone marrow transplants. In July 1998, Repligen filed a complaint to correct the inventorship of certain United States patents concerning CTLA4-Ig which have been issued to Bristol-Myers Squibb Corporation. The Company has filed its own patents related to compositions of matter and methods of use of CTLA4-Ig.

     In preclinical studies, the Company is evaluating low molecular weight compounds which block angiogenesis (new blood vessel growth) by inhibiting the action of a key growth factor, VEGF. Inhibitors of angiogenesis may arrest the growth of solid tumors and stop the progression of ocular diseases such as macular degeneration. This program is based on the Company's patented, high throughput screening assays and proprietary libraries of compounds designed to mimic natural cell surface ligands. The Company's angiogenesis program is supported, in part, by a grant from the National Cancer Institute. Repligen develops, manufactures and markets products for the production of therapeutic antibodies by affinity chromatography. The Company currently markets a line of products for the purification of antibodies based on a recombinant form of Protein A, a naturally occurring affinity ligand for antibodies. In December 1998, the Company entered into a ten year agreement to supply recombinant Protein A to Amersham Pharmacia Biotech, a leading supplier to the biopharmaceutical market.

                                 USE OF PROCEEDS

     Repligen will not receive any of the proceeds from the sale of the shares of its common stock by the Selling Stockholder hereunder. See "Selling Stockholder" and "Plan of Distribution". The principal purpose of this offering is to effect an orderly disposition of the shares of common stock of Repligen being offered and sold from time to time by the Selling Stockholder.

                               SELLING STOCKHOLDER

     The following table sets forth the name of the Selling Stockholder, the number of shares of common stock of Repligen beneficially owned by the Selling Stockholder before this offering and the maximum number of shares of common stock of Repligen that the Selling Stockholder may offer and sell pursuant to this Prospectus. The Selling Stockholder may offer shares of common stock of Repligen from time to time. Since the Selling Stockholder may sell all, some or none of its shares of common stock of Repligen, no estimate can be made of the aggregate number or percentage of shares of common stock of Repligen that the Selling Stockholder will own upon completion of the offering to which this Prospectus relates.

                                       Number of Shares
                                      Beneficially Owned       Percentage of
                                      Before Offering and       Shares Owned
                                      Offered Pursuant to         Before
      Selling Stockholder               this Prospectus          Offering
      -------------------               ---------------          --------
      Autism Research Institute          262,500                     1.4%


     The Selling Stockholder acquired its shares of common stock of Repligen in connection with the purchase by Repligen of intellectual property rights held by the Selling Stockholder pursuant to a Patent Purchase Agreement, the terms of which are more fully described on the Current Report of Repligen filed on Form 8-K on March 24, 1999 and incorporated by reference herein. See "Where You Can Find More Information". Except as set forth in the Patent Purchase Agreement, the Selling Stockholder has not had any material relationship with Repligen.

     Pursuant to the Patent Purchase Agreement, the Selling Stockholder has represented to Repligen that the Selling Stockholder acquired the shares of common stock of Repligen as principal for its own account for investment purposes only and not with a view to, or for sale in connection with, any sale, assignment, transfer or other distribution of the shares of common stock of Repligen in contravention of the Securities Act of 1933 (the "Securities Act") or any other applicable securities legislation. In recognition of the fact, however, that the Selling Stockholder may want to be able to sell the shares of common stock of Repligen when the Selling Stockholder considers it appropriate, the Company agreed, pursuant to the Patent Purchase Agreement, to file this Registration Statement (of which this Prospectus is a part) with the Securities and Exchange Commission (the "SEC") to effect the registration of the resale of the shares of common stock of Repligen under the Securities Act. Pursuant to the Patent Purchase Agreement, the Company further agreed to use reasonable efforts to keep the Registration Statement effective until the earliest of (a) March 9, 2000, and (b) such time as all of the shares of common stock of Repligen offered pursuant to this Registration Statement have been sold by the Selling Stockholder; provided that in the event that, prior to such time, Repligen fails to remain current or comply with its filing obligations with the SEC under the Securities Exchange Act of 1934 or Rule 144 of the Securities

Act, the Company has agreed to use commercially reasonable efforts to maintain the effectiveness of this Registration Statement until March 9, 2001.


                              PLAN OF DISTRIBUTION

     The shares of common stock of Repligen covered by this Prospectus may be sold by the Selling Stockholder from time to time for its own account. The Selling Stockholder acquired all of its shares of common stock of Repligen pursuant to the Patent Purchase Agreement. Pursuant thereto, Repligen is responsible for the expenses incurred in connection with the registration of the shares of common stock of Repligen, except that the Selling Stockholder will pay or assume brokerage commissions and similar charges, the legal fees and expenses of counsel for the Selling Stockholder and any stock transfer taxes or other expenses incurred in connection with the sale of the shares of common stock of Repligen. Repligen will not receive any of the proceeds from this offering.

     The distribution of the shares of common stock of Repligen by the Selling Stockholder is not subject to any underwriting agreement. In connection with and pursuant to the Patent Purchase Agreement, the Company has agreed to attempt to find a buyer by June 7, 1999 for at least 100,000 of the shares of common stock of Repligen held by the Selling Stockholder at a price per share equal to or greater than $1.59. Repligen is not and will not receive any commissions or remuneration of any kind in connection with the sale of the shares of common stock of Repligen being offered and sold by the Selling Stockholder hereunder. Pursuant to the Patent Purchase Agreement, Repligen has further agreed that, if the Selling Stockholder has not been able to sell at least 100,000 shares of common stock of Repligen at a price of at least $1.59 per share, the Selling Stockholder shall be entitled to cause Repligen to purchase the number of shares of common stock of Repligen equal to the difference between 100,000 and the number of shares of common stock of Repligen which the Selling Stockholder has been able to sell at a price per share equal to at least $1.59. The Selling Stockholder's right to cause Repligen to repurchase the Selling Stockholder's shares of common stock of Repligen terminates forever on June 17, 1999.

     In addition to the Selling Stockholder's right to cause Repligen to repurchase the Selling Stockholder's shares of common stock of Repligen pursuant to the Patent Purchase Agreement, as described in the paragraph immediately above, the shares of common stock of Repligen offered by the Selling Stockholder may be sold from time to time in transactions on the Nasdaq National Market, in negotiated transactions, through the writing of options on the shares of common stock of Repligen, or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. In addition, the Selling Stockholder may sell its shares of common stock of Repligen covered by this Prospectus through customary brokerage channels, either through broker-dealers acting as agents or brokers, or through broker-dealers acting as principals, who may then resell the shares of common stock of Repligen, or at private sale or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholder may effect such transactions by selling shares of common stock of Repligen to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions, commissions, or fees from the Selling Stockholder and/or purchasers of the shares of common stock of Repligen for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). Any broker-dealers that participate with the Selling Stockholder in the distribution of shares of common stock of Repligen may be deemed to be underwriters and any commissions received by them and any profit on the resale of shares of common stock of Repligen placed by them might be deemed to be underwriting discounts and commissions within the meaning of the Securities Act, in connection with such sales.

     Any shares covered by the Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

     Since the Selling Stockholder is not restricted as to the price or prices at which it may sell its shares of common stock of Repligen, sales of such shares of common stock of Repligen at less than the market prices may depress the market price of the common stock of Repligen.

     EquiServe, 150 Royall Street, Canton, MA 02021, is the transfer agent for the shares of common stock of Repligen.


                                  LEGAL MATTERS

     The validity of the shares of common stock of Repligen offered hereby will be passed upon by Testa, Hurwitz & Thibeault, LLP, Boston, Massachusetts.

                                     EXPERTS

     The financial statements incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

     Repligen files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on operation of the public reference room. Our SEC filings are also available to the public from the SEC's Website at "http://www.sec.gov." Our Website is located at "http://www.repligen.com." Information contained on our Website is not part of this Prospectus.

     The SEC allows Repligen to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information. Repligen incorporates by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (File No. 000-14656):

     1.   Annual Report on Form 10-K for the year ended March 31, 1998;

     2. Repligen's Proxy Statement, filed on July 20, 1998, for the 1998 Annual Meeting of Shareholders;

     3. Quarterly Reports on Form 10-Q for the quarters ended June 30, 1998, September 30, 1998 and December 31, 1998;

     4.   Repligen's Current Report on Form 8-K filed March 24, 1999; and

     5. The "Description of Registrant's Securities to be Registered" contained in Repligen's Registration Statement filed on Form 8-A, dated May 28, 1986.

     You may request a copy of these filings, at no cost, by writing or telephoning our Chief Financial Officer at the following address:

                   Repligen Corporation
                   117 Fourth Avenue
                   Needham, MA 02494
                   (781) 449-9560


     This Prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the front of the document.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth an estimate (other than with respect to the Registration Fee and the Nasdaq National Market additional listing fee expense) of the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions:

Registration Fee -- Securities and Exchange Commission..................$    235
Nasdaq National Market additional listing fee...........................$  5,250
Blue Sky Fees and Expenses..............................................$  1,000
Accounting Fees and Expenses............................................$  1,000
Legal Fees and Expenses.................................................$ 10,000
Miscellaneous...........................................................$  5,000
                                                                        --------
        TOTAL...........................................................$ 22,485
                                                                        ========

        Repligen will bear all expenses shown above.

Item 15.  Indemnification of Directors and Officers.

     The Delaware General Corporation Law, Article Seventh of Repligen's Restated Certificate of Incorporation, as amended, and Article V of Repligen's By-laws provide for indemnification of Repligen's directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of Repligen, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful.

     Repligen maintains directors and officers liability insurance for the benefit of its directors and certain of its officers.

Item 16  Exhibits.

     The following exhibits, required by Item 601 of Regulation S-K, are filed as a part of this Registration Statement. Exhibit numbers, where applicable, in the left column correspond to those of Item 601 of Regulation S-K.

Exhibit No.      Item and Reference
-----------      ------------------

2.1         --   * Patent Purchase Agreement by and among Repligen Corporation,
                 Victoria A. Beck and Autism Research Institute, dated as of
                 March 9, 1999 (with certain confidential information deleted).
                 (Incorporated by reference to Exhibit 2.1 of the Company's
                 Current Report on Form 8-K filed March 24, 1999)

2.2         --   * Common Stock Purchase Warrant issued by Repligen Corporation, dated as of March 9, 1999 (with certain confidential
                 information deleted). (Incorporated by reference to Exhibit 2.2 of the Company's Current Report on Form 8-K filed March 24,
                 1999)

2.3         --   Collateral Assignment of Patents by and among Repligen
                 Corporation, Victoria A. Beck and Autism Research Institute, dated as of March 9, 1999. (Incorporated by reference to Exhibit 2.3 of the Company's Current Report on Form 8-K filed
                 March 24, 1999)

5           --   Legal Opinion of Testa, Hurwitz & Thibeault, LLP (filed
                 herewith)

23.1        --   Consent of Arthur Andersen (filed herewith)

23.2        --   Consent of Testa, Hurwitz & Thibeault, LLP (included in
                 Exhibit 5)

24          --   Power of Attorney (contained on Signature Page)


* Confidential treatment has been requested for portions of this exhibit and is pending clearance with the Securities and Exchange Commission.

Item 17.   Undertakings.

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered ) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Needham, Commonwealth of Massachusetts on April 9, 1999.

                                             Repligen Corporation


                                             By: /s/ Walter C. Herlihy
                                                 -------------------------------
                                                 Walter C. Herlihy
                                                 President and Chief Executive
                                                    Officer


                                Power of Attorney

     Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Walter C. Herlihy with full power to act as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement on Form S-3 of Repligen Corporation, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


Name                                  Capacity                             Date
----                                  --------                             ----
/s/ Walter C. Herlihy                 President and Chief Executive        April 9, 1999
------------------------------        Officer, Chief Financial Officer
Walter C. Herlihy                     and Director (principal executive,
                                      financial and accounting officer)




                                      II-4


/s/ Alexander Rich, M.D.              Co-Chairman of the                   April 9, 1999
------------------------------        Board of Directors
Alexander Rich, M.D.


/s/ Paul Schimmel, Ph.D.              Co-Chairman of the                   April 9, 1999
------------------------------        Board of Directors
Paul Schimmel, Ph.D.


/s/ Robert J. Hennessey               Director                             April 9, 1999
------------------------------
Robert J. Hennessey


/s/ G. William Miller                 Director                             April 9, 1999
------------------------------
G. William Miller


                                INDEX TO EXHIBITS

Exhibit No.         Item and Reference
-----------         ------------------
2.1            --   * Patent Purchase Agreement by and among Repligen
                    Corporation, Victoria A. Beck and Autism Research
                    Institute, dated as of March 9, 1999 (with certain confidential information deleted). (Incorporated by reference to Exhibit 2.1 of the Company's Current Report on Form 8-K filed March 24, 1999)

2.2            --   * Common Stock Purchase Warrant issued by Repligen
                    Corporation, dated as of March 9, 1999 (with certain confidential information deleted). (Incorporated by reference to Exhibit 2.2 of the Company's Current Report on Form 8-K filed March 24, 1999)

2.3            --   Collateral Assignment of Patents by and among Repligen
                    Corporation, Victoria A. Beck and Autism Research Institute, dated as of March 9, 1999. (Incorporated by reference to Exhibit 2.3 of the Company's Current Report on Form 8-K filed March 24, 1999)

5              --   Legal Opinion of Testa, Hurwitz & Thibeault, LLP (filed
                    herewith)

23.1           --   Consent of Arthur Andersen (filed herewith)

23.2           --   Consent Testa, Hurwitz & Thibeault, LLP (included in
                    Exhibit 5)

24             --   Power of Attorney (contained on Signature Page)



* Confidential treatment has been requested for portions of this exhibit and is pending clearance with the Securities and Exchange Commission.




                                      II-6